Exhibit 99.1

Energy Services of America Corporation Announces Proposed Public Offering of Common Stock

HUNTINGTON, WEST VIRGINIA – February 18, 2026 –– Energy Services of America Corporation (the “Company”) today announced that it intends to offer and sell shares of its common stock in an underwritten public offering. The Company also expects to grant the underwriter a 30-day option to purchase additional shares of common stock of the Company in an amount of up to 15% of the number of shares sold in the offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The Company plans to use the net proceeds from the offering for general corporate purposes, working capital and for potential acquisitions. The Company has no current plans, arrangements or understandings relating to any specific acquisition or similar transaction.

Lake Street Capital Markets, LLC is serving as the sole underwriter for the offering.

The Company has filed with the Securities and Exchange Commission (the “SEC”) a shelf registration statement (including a prospectus) on Form S-3 (File No. 333-280025) and a preliminary prospectus supplement for the offering to which this press release relates. Before you invest, you should read the preliminary prospectus supplement and the accompanying prospectus, including the information incorporated by reference therein, and the other documents we have filed and will file with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Electronic copies of the preliminary prospectus supplement and the accompanying prospectus may be obtained from Lake Street Capital Markets, LLC, Attn: Syndicate Department, 121 S 8th St, Suite 1000, Minneapolis, MN 55402, by calling (612) 326-1305, or by emailing syndicate@lakestreetcm.com.

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Energy Services of America Corporation

Energy Services of America Corporation (NASDAQ: ESOA), headquartered in Huntington, WV, is a contractor and service company that operates primarily in the mid-Atlantic and Central regions of the United States and provides services to customers in the natural gas, petroleum, water distribution, automotive, chemical, and power industries. Energy Services employs 1,500+ employees on a regular basis. The Company’s core values are safety, quality, and production.

Forward-Looking Statements

The information disclosed in this press release includes various forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates,” “projects,” “intends,” “estimates,” “expects,” “believes,” “plans,” “may,” “will,” “should,” “could,” and other similar expressions are intended to identify such forward-looking statements. The Company cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. Accordingly, you should not place undue reliance on forward-looking statements. In addition to the specific risk factors disclosed in the Company’s Annual Report on Form 10-K for the year ended September 30, 2025, the following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: projected revenues, net income, earnings per share, margins, cash flows, liquidity, weighted average shares outstanding, capital expenditures, tax rates and other projections of operating or financial results; expectations regarding our business or financial outlook; expectations regarding opportunities, trends and economic and regulatory conditions in particular markets or industries; expectations regarding our plans and strategies; the business plans or financial condition of our customers; the potential impact of commodity prices and commodity production volumes on our business, financial condition, results of operations and cash flows and demand for our services; the potential benefits from, and future performance of, acquired businesses and our investments; beliefs and assumptions about the collectability of receivables; the expected value of contracts or intended contracts with customers, as well as the scope, services, term or results of any awarded or expected projects; the development of and opportunities with respect to future projects, including pipeline projects; future capital allocation initiatives, including the amount, timing and strategies with respect to any future stock repurchases, and expectations regarding the declaration, amount and timing of any future cash dividends; the impact of existing or potential legislation or regulation; potential opportunities that may be indicated by bidding activity or similar discussions with customers; the future demand for and availability of labor resources in the industries we serve; the expected realization of remaining performance obligations or backlog; the expected outcome of pending or threatened legal proceedings. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

For further information:

Charles Crimmel

Chief Financial Officer, Treasurer and Corporate Secretary

ccrimmel@esa-c.com

Phone: (304) 522-3868

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